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EXHIBIT 10.82

                                   SPACE LEASE

                             Carr Gottstein Building

         AGREEMENT OF SPACE LEASE, made between CARR GOTTSTEIN PROPERTIES, an Alaska general partnership, herein called "Landlord" and FORCENERGY INC, a Delaware corporation, herein called "Tenant".

         On February 26, 1974, Asa L. Martin and Evelyn E. Martin, as the fee owners, ground leased an undeveloped parcel of real property situated on the southwest corner of Third Avenue and "K" Street, more particularly described as:

         Lot One "B" (1B), Block Thirty One (31), ORIGINAL TOWNSITE OF ANCHORAGE, according to Plat 74-171 in the Anchorage Recording District, Third Judicial District, State of Alaska,

to the Landlord, as evidenced by Memorandum of Lease recorded February 27, 1974, in Misc. Book 223 at page 701 of the Anchorage Recording District.

         The Landlord has constructed a seven-story office building on the above-described real property and Tenant desires to lease a part or portion of such office building from Landlord under the terms and conditions herein contained.

         NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I

                                  SPACE LEASED

Section 1.01 DESCRIPTION OF SPACE LEASED

         (a) Landlord hereby leases to Tenant and Tenant leases from Landlord that certain portion (herein called "Space Leased" OR "PREMISES") of the office building (commonly known as CARR GOTTSTEIN BUILDING) now existing on the southwest corner of Third Avenue and "K" Street in Anchorage, Alaska. The space leased herein to Tenant approximates 8,328 square feet, more or less, in area as set forth or outlined on the attached floor plan for the Seventh Floor marked Exhibit "A", also known as Suite 700.

         (b) Use and occupancy by Tenant of the Space Leased shall include the free and uninterrupted right of access to the Space Leased by means of doorways, passages, stairways and entrances to the building which afford access to the Space Leased.


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         (c) Nothing herein contained shall be construed as a grant or rental by
         Landlord to Tenant of the roof and exterior walls of the building of which the Space Leased forms a part or any of the walks and other common areas beyond the Space Leased including, but not limited to, the vehicular parking areas adjoining such office building.

SECTION 1.02 RIGHT TO RELOCATE

THIS SECTION INTENTIONALLY DELETED.

SECTION 1.03 CONDITION OF PREMISES

         Tenant has leased the Space Leased after an examination of the same, and except as herein expressly otherwise provided (necessarily) including the improvements or additions, if any to be undertaken or completed by Landlord, as contemplated in Section 10.01, without any representation on the part of Landlord.

SECTION 1.04 SERVICES FURNISHED BY LANDLORD

         Landlord shall furnish to and for the benefit of Tenant, without additional charge therefor, the following services: heat, electric, water, sewer, elevator, garbage, snow removal and 5-DAY PER WEEK janitorial. ADDITIONALLY, LANDLORD WILL FURNISH WITHOUT CHARGE TO TENANT APPROPRIATE VENTILATION AND AIR CONDITIONING DURING THE HOURS OF 7 A.M. TO 6 P.M., MONDAY THROUGH FRIDAY AND 10 A.M. TO 5 P.M. SATURDAY AND SUNDAY.

SECTION 1.05 TELEPHONE CHARGES

         Tenant shall initiate, contract for and obtain telephone service in its own name, and Tenant shall pay all charges for these services as they become due. Such telephone services shall include all of Tenant's telecommunications equipment.

SECTION 1.06 QUIET ENJOYMENT

         Tenant, upon paying rents and performing a11 of the terms and covenants on its part to be performed, shall peaceably and quietly enjoy the Space Leased subject, nevertheless, to the terms of this Lease, and to any Ground Lease, Deed of Trust OR mortgage to which this Lease is subordinated or subsequent in time SUBJECT TO THE PROVISION OF SECTION 12.02.

SECTION 1.07 CONTROL OF COMMON AREAS

         (a) All common areas and other facilities, in or about the Space Leased and the building in which it is situated, shall be subject to the exclusive control and management of


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Landlord. Landlord shall, consistent with (i) the best interests of all persons using the common areas, and (ii) all applicable laws, regulations, ordinances, guidelines and orders, have the right to construct, maintain and operate lighting and other improvements on all said areas to police the same; to change the area, level, location and arrangement for parking areas and other facilities; to lease to anyone, for the exclusive use, one or more of the parking spaces adjoining the building; to restrict parking by Tenant, its officers, agents and employees; to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking tickets validated by Tenant, to close temporarily all or any portion of the parking areas or facilities to discourage non-tenant parking. Landlord shall operate and maintain the common areas and facilities in such manner as Landlord, in its discretion, shall determine and Landlord shall have full right and authority to employ and discharge all personnel with respect thereto.

         (b) Tenant shall be allowed to utilize the following vehicular parking spaces at no charge to Tenant:

         Four (4) spaces located in the Carr-Gottstein Building garage, as indicated on the attached Exhibit "D"; and

         Four (4) spaces located in the Susitna Parking lot, as indicated on the attached Exhibit "E"; and

         If Landlord, during the term hereof, is unable to provide such parking spaces for Tenant because of loss of spaces due to acts of God or third parties not readily or economically repairable, eminent domain, or other causes not under Landlord's control, Landlord will make a good faith effort to provide substitute parking spaces for Tenant within a reasonable radius of the Spaced Leased herein.

SECTION 1.08 LICENSE TO COMMON AREAS

         All common areas and facilities, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license; and if any such license be revoked or if the amount of such areas be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall revocation or diminution of such areas be deemed constructive or actual eviction unless Tenant's use and enjoyment of the Space Leased is materially and adversely impacted.

SECTION 1.09 LANDLORD'S RIGHT OF ENTRY

         Tenant, at any time during the term of this Lease, shall permit inspection of the Space Leased during reasonable hours by the Landlord, or Landlord's agents or representatives, and by or on behalf of prospective purchasers, and during the six (6) months next preceding the expiration of this Lease, shall permit, upon twenty four (24) hours notice to Tenant, inspection thereof by or on behalf of prospective tenants.


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                                   ARTICLE II

                                   LEASE TERM

SECTION 2.01 LENGTH OF TERM

         The term of this Lease shall be for a period of five (5) years following the commencement of the term, unless sooner terminated or extended as herein provided.

         (a) Provided Tenant is not in default hereunder, Tenant shall have the right, but not the obligation, to renew this Space Lease for five (5) terms of one (1) year each. Tenant shall give Landlord written notice of its intent to exercise this option at least one hundred twenty (120) days prior to the expiration of the lease term as extended. The rent for the option period shall be determined by Fair Market Rent at the time the option is exercised for space of equivalent quality, size, location and including similar fixtures and equipment as provided by Landlord. In no event shall the annual rental rate be reduced.

         As employed herein, the term "Fair Market Rent" is the rent for the Space Leased which will be agreed to by an informed Landlord who is willing but not obligated to lease, and an informed Tenant who is willing but not obligated to lease, for each extended term of one (1) year. If after timely exercise of Tenant's option to extend, Landlord and Tenant are unable, within thirty (30) days after such option is exercised, to agree on the Fair Market Rent for the extended term, Landlord and Tenant shall each promptly appoint a disinterested person with at least five (5) years recent professional experience as a real estate appraiser. The two appraisers thus appointed will then attempt to fix the Fair Market Rent for the extended term. If the two appraisers cannot within thirty (30) days after their appointment agree on the Fair Market Rent, they shall appoint a third disinterested person with at least five (5) years recent professional experience as an appraiser. The determination of the majority of the three appraisers shall become conclusive upon the parties, and judgment upon the same may be entered in any court having jurisdiction thereof. The fee(s) and expense(s) of each appraiser and appraisal shall be borne equally by Landlord and Tenant.

SECTION 2.02 COMMENCEMENT OF TERM

         The term of this Lease shall commence upon completion of Tenant Improvements or eighty (80) days from lease execution, whichever is sooner, and shall terminate five (5) years from the commencement of tem.

         In the event the application of the foregoing commencement provision results in a commencement date other than the first day of a calendar month, the rent shall be immediately


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paid for such initial fractional month pro rated on the basis of the actual days of that month and the term of the Lease shall commence on the first day of the calendar month next succeeding. Tenant shall, upon request by Landlord, execute and deliver to Landlord a written declaration, in recordable form, expressing the commencement and termination dates hereof and certifying the Lease is in full force and effect and there are no defenses or offsets thereto, or stating those claimed by Tenant.

SECTION 2.03 HOLDOVER

         If the Tenant shall holdover after the expiration of this Lease term, or any extension thereof, such tenancy shall be from month-to-month and subject to all the terms, covenants and conditions of this Lease except that the rent for each holdover month or part thereof will, after written notice to Tenant, be two hundred percent (200%) of the monthly rental provided herein for the last month of the term of this Space Lease.

SECTION 2.04 SURRENDER OF POSSESSION

         On the last day of the term demised, or on the sooner termination thereof, Tenant shall peaceably and quietly leave, surrender and yield up unto Landlord, all and singular, the Space Leased, broom clean, in good order and repair, ordinary wear and tear excepted, together with all alterations, additions and improvements which may have been made upon the premises, except movable furniture, equipment or movable trade fixtures put in at the expense of Tenant. If the last day of the term of this Lease falls on Sunday, this Lease shall expire on the business day immediately preceding it. Tenant, on or before said date, shall remove all property from the Space Leased, and all property not so removed shall be deemed abandoned by Tenant. If said Space Leased be not surrendered at the end of the term, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Space Leased, including, without limitations, any claims made by any succeeding tenant founded on such delay.

SECTION 2.05 POSSESSION

         If Landlord is unable to give possession of the Space Leased on the date herein fixed for the commencement of the demised term, by reason of the holding over of a tenant in possession thereof, or for any other cause beyond the Landlord's control, unless the Landlord elects to terminate this Lease, as hereinafter provided, this Lease and all its provisions, including the date herein fixed for expiration of the leased term, shall nevertheless continue in full force and effect, except that in said event:

         (a) Landlord shall, at its sole expense, take such steps as may be reasonably necessary to recover possession of the Space Leased from such holdover tenant, and shall give the Tenant prompt written notice as soon as the Space Leased is ready for Tenant's occupancy or possession of said Space Leased has been recovered by Landlord;


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         (b) The Tenant's obligation to pay rent herein reserved shall not become effective until the fifteenth (15th) day ensuing after the giving by the Landlord to the Tenant herein of written notice provided for in the preceding clause hereof.

         If Landlord is unable to give possession of the Space Leased on the date herein fixed for the commencement of the lease term, or within sixty (60) days thereafter, for any of the aforesaid reasons, the Landlord or Tenant may, by written notice given to the other party, terminate this Lease. If this Lease be terminated pursuant to these provisions, the Landlord shall refund to the Tenant any rent prepaid or security deposited by the Tenant with the Landlord, and thereupon this Lease and all rights and obligations hereunder shall cease and come to an end in the same manner and with the same force and effect as if this Lease had not been entered into.

SECTION 2.06 POSSESSION PRIOR TO TERM OF LEASE

         If permission be given, by the Landlord to the Tenant, to enter into possession of the Space Leased, prior to the date herein fixed for the commencement of the leased term, such occupancy by the Tenant shall be deemed to be that of a tenant under all the terms, covenants and conditions of this Lease, except as to the covenant to pay rent.

                                   ARTICLE III

                                      RENT

SECTION 3.01 COVENANT TO PAY RENT

         Tenant covenants to and shall pay to Landlord in care of Carr Gottstein Properties, 6401 "A" Street, Anchorage, Alaska 99518, or at such other place as Landlord may designate, in advance, on the first day of each calendar month during the term hereof, monthly rent as follows:

        LEASE TERM          MONTHLY RENT                ANNUAL RENT
        ----------          ------------                -----------
        Years 1 - 5         $14,574.00                  $174,888.00

         Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the first month's rent of $14,574.00, receipt whereof, if by check, is subject to collection.


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SECTION 3.02 ADJUSTMENT OF RENT FOR INCREASES IN CERTAIN LANDLORD EXPENSES

         (a) For the calendar month commencing May Tenant shall pay to Landlord an "expense adjustment rent" as herein provided:

         (b) In this Section 3.02, the following definitions are applicable:

                  (i) "real property" means the seven-story office building, and the land upon which it is situated, as more particularly described on Page 1 of this Space Lease;

                  (ii) "Taxes" means the total of the amount of taxes now or hereafter levied, assessed or imposed against the real property;

                  (iii) "operational expenses" means the total of the following expenses paid or incurred by the Landlord in the operation of the real property:

                           (A) insurance - including, but not limited to, fire, extended coverage, other insurable hazards or casualties, public liability and

                           (B) electricity;

                           (C) gas (or other fuel employed for heating or cooling, or both);

                           crossed out

                  (iv) "base year" means the calendar year 1997.

                  (v) "base period" means any specific part of all of the base year.



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                  (vi) "lease term" means the period described in Section 2.01 of this Space Lease,

                  (vii) "Space Leased" refers to that certain portion of the seven-story office building leased to Tenant as provided in
                  Section 1.01 of this Space Lease.

         (c) If the Landlord's taxes or operational expenses, or both, in any portion of the lease term occurring subsequent to the base year shall be greater than the taxes or operational expenses, or both, during a comparable period in the base year, the Tenant shall, for such subsequent period, pay to Landlord Tenant's proportionate share, as described in subsection (d) of any such increase(s) over the base period being measured or compared. If, in the base year, the building is not fully occupied during the entire year, then the specified expenses shall be corrected to reflect the operational expenses for a fully occupied building, by projecting the actual operational expenses per square foot of occupied rentable area in the building to cover periods when there is less than full occupancy.

         (d) The Tenant's proportionate share of any increases in taxes and operational expenses as contemplated in subsection (c) shall be the fractional part of such increased taxes and operation expense as the "total area in the Space Leased" bears to the "total area of the seven-story office building", provided no part of the hallways, elevators, plaza, parking areas, public areas and other common areas located outside of the Space Leased shall be included as a part of the total area of the seven-story office building. For example, if a given tenant leases space encompassing 5,000 square feet of area, and the total area in the entire building exclusive of the excepted areas (hallways, etc.) is 60,000 square feet, the pro rata share of such tenant will be 1/12th or 8.5 percent.

         (e) Any expense adjustment rent due to the Landlord, under this Section 3.02, shall be paid by Tenant within thirty (30) days after submission of a written statement to the Tenant showing the computation of the amount due to Landlord. The Landlord shall make available records in reasonable detail supporting the items referred to in such statement for at least sixty (60) days after submission thereof for examination at reasonable times by Tenant and its representatives. It is contemplated Landlord will periodically submit to the Tenant statements of such expense adjustment rent, but not less frequently than annually. To facilitate periodic billings or invoicing of tenants, resort may be had by Landlord to reasonable estimates for operational expenses which have seasonal patterns (winter and summer); provided however, if estimates are employed, at the end of the calendar year a final computation based on the total year's actual expenses will be made and appropriate adjustment made for each tenant, if required.



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SECTION 3.03 ADDITIONAL RENT

         In addition to the foregoing rent provided for in Sections 3.01 and
3.02 above, all other payments to be made by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same be designated as such; and shall be due and payable on demand or together with the next succeeding installment of rent, whichever shall first occur, together with interest thereon; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of rent Landlord, at its election, shall have the right to pay or do any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event Landlord shall, at his election, pay such sums or do such acts requiring the expenditure of monies, Tenant agrees to pay Landlord, upon demand, all such suns, and the sum so paid by Landlord, together with interest thereon, shall be deemed additional rent and payable as such.

SECTION 3.04 LATE CHARGES, INTEREST ON UNPAID RENT

                                                                         $583.00

         (a) Landlord may declare due and payable a late charge, in the amount of Four Cents ($0.04) per One Dollar ($1.00) for any periodic rent(s) not received at the designated place of payment within ten (10) days of its due date, as liquidated damages for the additional costs and expenses incurred by Landlord in the handling and administration of delinquent payments.

         (b) In addition, rent(s) not paid when due within ten (10) days of the due date by Tenant shall bear interest at the higher of

         1. ten and one-half percent (10.5%) per annum, or

         2. the highest interest rate permissible under the laws of Alaska as presently enacted or hereafter amended from time to time,

until paid in full.

                                   ARTICLE IV

                                 USE OF PREMISES

SECTION 4.01 USE OF PREMISES

         Tenant shall use the Space Leased solely for general office purposes. Tenant shall not use, permit or suffer the use of the Space Leased for any other business purpose.



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Section 4.02 COMPLIANCE WITH LAWS

         Tenant shall comply with all applicable laws, ordinances and regulations of duly constituted public authorities now elected or hereafter amended in any manner affecting the Space Lease, whether or not any such laws, ordinances or regulations which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, Tenant further agrees it will not permit any unlawful occupations, business or trade to be conducted on said premises or any use to be made thereof contrary to any law, ordinance or regulation.

SECTION 4.03 RULES AND REGULATIONS OF BUILDING

         As a condition to use of the premises, Tenant shall comply with all reasonable written rules and regulation promulgated by Landlord, from time to time, for all Tenants in the building that are prominently posted in or about the building, or delivered to Tenant.

SECTION 4.04 ENVIRONMENTAL FACTORS

         (a) Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance and will not permit the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Property by reason of noise, odors or vibrations. No animals or birds shall be brought in or kept in the Premises.

         (b) Tenant shall not engage in or permit the generation, treatment, storage or disposal of hazardous substances, including petroleum products, in a manner prohibited under any local, state or federal law or regulation regarding such hazardous substances including, but not limited to, the Resource Conservation Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act.

         (c) Tenant shall, at is own expense, comply with any environmental cleanup responsibility law or regulation affecting its operation at the Premises. Tenant shall indemnify and hold Landlord harmless from any cost, claim, damage, or loss of any kind arising from or connected with any spill, leakage or discharge of any hazardous substance, including petroleum products, that results from Tenant's occupancy. Tenant's obligations hereunder shall survive the termination of this Lease.



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                                    ARTICLE V

                        MAINTENANCE, REPAIR, ALTERATIONS

SECTION 5.01 COVENANT TO MAINTAIN AND REPAIR

         (a) Tenant shall, during the term of this Lease and any renewal or extension thereof, at its sole expense, keep the interior of the Space Leased in as good order and repair as it is at the date of the commencement of this Lease, reasonable wear and tear and damages by accidental fire or other casualty excepted.

         (b) Landlord, during the term of this Lease and any renewal or extension thereof, shall keep the structural supports and exterior walls of the premises in good order and repair. Landlord shall maintain and repair all plumbing, lines and equipment installed for the general supply of hot and cold water, heat, ventilation and electricity, except that Tenant shall be responsible for any and all repairs attributable to obstructions or objects inadvertently introduced or placed in the fixtures or lines leading thereto by Tenant, its employees, servants, agents, licensees or invitees.

SECTION 5.02 ALTERATIONS, ADDITIONS

         (a) Tenant:

                  1) shall not cut or drill or otherwise deface or injure the building;

                  (2) shall not obstruct or permit the obstruction of any light or skylight in or upon the building, or the adjoining sidewalk or street, or the entrance, or any other part of the building to the exclusive use of which Tenant is not entitled.

                  (3) shall comply with all reasonable regulations of Landlord designed to promote the safety or good order of the building, as to the placing of office machines, or other heavy items, or otherwise;

                  (4) shall not, without the Landlord's prior written consent first obtained in each instance, make any alterations, additions, decorations, or improvements in or about the Space Leased;



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                  5) shall not, without the Landlord's prior written consent first obtained in each instance, make any alterations or additions to the (1) electric wiring, (ii) plumbing, heating or ventilating equipment, appliances or systems, (iii) water or gas lines, equipment, appliances or systems, (iv) tap any mains or pipes to supply water for refrigeration or ventilating apparatus, or (v) to any other equipment, machinery, apparatus, or installations in or about the Space Leased or the building.

         (b) Except for movable furniture, equipment and movable trade fixtures (which can be removed by Tenant without damage to the Space Leased), all alterations, additions or improvements made to the Space Leased by Tenant or Landlord, including, but not limited to, partitions, wallpaper, paneling and shelving unless Landlord shall otherwise elect in writing, shall, at the end of the term hereof, become the property of Landlord and be surrendered as part of the Space Leased.

         (c) Tenant shall not, without Landlord's prior written approval, place or permit any signs, advertisement(s), trademarks or logo(s) on Tenant's (i) corridor or' entrance door(s); (ii) stairwell doors; (iii) entrance glass or entrance panel(s), or (iv) entryway(s) or exit doors, panels or glass.

SECTION 5.03 PROHIBITION OF LIENS

         Tenant shall not do or suffer anything to be done causing the Space Leased to be encumbered by liens of any nature, and shall, whenever and as often as any lien is recorded against said property, purporting to be for labor or materials furnished or to be furnished to Tenant, discharge the same of record within ten (10) days after the date of filing.

SECTION 5.04 NOTICE OF NON-RESPONSIBILITY

         Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant upon credit, and that no lien of any nature or type shall attach to or affect the reservation or other estate of the Landlord in and to the premises herein demised except for liens arising automatically and unavoidably by operation of law and paid in accordance with lawful and customary business practices. At least twenty (20) days before commencing any work that is or may be the subject of a lien for work done or materials furnished to the Space Leased, Tenant shall notify Landlord in writing thereof, to allow Landlord, if it desires, to post and record notices of non-responsibility to take any other steps the Landlord deems appropriate to protect its interests. The provisions in this Section do not eliminate the requirement for written consent(s) of the Landlord, as contemplated in Section
5.02 (a) above.


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                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

SECTION 6.01 ASSIGNMENT AND SUBLETTING

         (a) Tenant shall not assign, mortgage or encumber this Lease, in whole or in part, or sublet all or any part of the Space Leased without the prior written consent of Landlord, which consent will not be unreasonably withheld. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against any assignment or subletting shall be constructed to include a prohibition against any assignment or subletting by operation of law, If this Lease be assigned or if the Space Leased or any part thereof be occupied by anybody other than Tenant, Landlord may collect rent from the assignee or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, undertenant or occupant as tenant, or as a release of Tenant from the further performance of the provisions on its part to be observed or performed herein_ Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease. Any assignment, hypothecation or sublease of the Space Leased, or any part thereof, whether by operation of law or other wise without the written consent of Landlord shall be voidable at the option of Landlord

         (b) If the Tenant assigns or subleases the premises or any part thereof, for all or part of the lease term at a rental rate per square foot which is greater than that stated in Article III, the benefit of the higher payment shall accrue to the Landlord and shall be paid by Tenant to the Landlord. Tenant's responsibility, under Article III shall not be reduced by any assignment or sublease at a lesser rental rate per square foot than that contained in Article III. The rental rate per square foot contained in Article III is calculated by dividing the appropriate monthly rent (see Section 3.01) as adjusted by Section 3.02, by the number of square feet contained in the demised premises.

                                   ARTICLE VII

                     INDEMNITY, LANDLORD LIABILITY INSURANCE

SECTION 7.01 INDEMNITY; LANDLORD LIABILITY

         (a) Tenant shall indemnify, defend and save Landlord harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or


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         personal injury or property damage arising from or out of any occurrence in, upon, or at, or from the Space Leased, or the occupancy or use by Tenant of said premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires, including the sidewalks and common areas and facilities in or about the building, except and to the extent such suits, actions, damages, liability and expense are attributable to the sole negligence of Landlord.

         (b) Tenant shall store its property in and shall occupy the Space Leased at its own risk, and releases Landlord, to the full extent permitted by law, from all claims of every- kind resulting in loss of life, personal or bodily injury or property damage, EXCEPT TO THE EXTENT SUCH CLAIMS ARE ATTRIBUTABLE TO THE SOLE NEGLIGENCE OF LANDLORD;

         (c) Landlord shall not be responsible or liable, at any time, for any loss or damages to Tenant's equipment, fixtures or other personal property of Tenant or to Tenant's business unless such loss or damage is the result of sole negligence of Landlord, its employees, agents or contractors;

         (d) Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damages to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining premises;

         (e) Landlord shall not be responsible or liable for any defect, latent or otherwise, in the building in which the Space Leased is situated, or any of the equipment, machinery, utilities, appliances or apparatus therein nor shall it be responsible or liable for any injury, loss or damage to any person or to any property of Tenant or other person caused by or resulting from bursting, breakage or by or from leakage, steam or snow or ice, running or the overflow of water or sewage in any part of said premises or for any injury or damage caused by or resulting from acts of God or the elements, or for any injury or damage caused by or resulting from any defect in the occupancy, construction, operation or use of any of said premises, building, machinery, apparatus or equipment by any person or by or from the acts of negligence of any occupant of the premises, unless Landlord, ITS EMPLOYEES, AGENTS OR CONTRACTORS ARE solely negligent;

         (f) Tenant shall give prompt notice to Landlord in case of fire or accidents in the Space Leased or in the building of which the Space Leased are a part of or defects therein, or in any fixtures or equipment;


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         (g) In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, Tenant shall indemnify, defend and hold Landlord harmless therefor and shall pay all costs, expenses and reasonable attorney's fees.

         (h) IN CASE TENANT SHALL BE MADE A PARTY TO ANY LITIGATION COMMENCED BY OR AGAINST LANDLORD IN WHICH TENANT'S LIABILITY IS ALLEGED TO ARISE WITHOUT FAULT ON ITS PART AND SOLELY AS A RESULT OF ITS RELATIONSHIP WITH LANDLORD, LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD TENANT HARMLESS THEREFOR AND SHALL PAY ALL COSTS, EXPENSES AND REASONABLE ATTORNEY'S FEES.

SECTION 7.02 INSURANCE

         Tenant shall maintain, at its own cost and expense:

         (a) FIRE AND EXTENDED COVERAGE in an amount adequate to cover the cost of replacement of all decorations, improvements, fixtures and contents in the Space Leased in the event afire, vandalism, malicious mischief, or other casualty generally included in extended coverage policies.

         (b) PUBLIC LIABILITY INSURANCE on an occurrence basis with minimum limits of liability in an amount of One Million Dollars ($1,000,000) for bodily injury, personal injury or death to any one or more persons, and Fifty Thousand Dollars ($50,000) with respect to damage to property.

         LANDLORD SHALL PROVIDE INSURANCE AS SET FORTH IN SECTION
3.02(b)(iii)(A).

SECTION 7.03 INSURED WAIVER, NOTICE

         Any insurance procured by Tenant, as herein required, shall be issued in the name of Landlord and Tenant by a company licensed to do business in Alaska subject to these requirements:

         (a) Such insurance may not be canceled or amended with respect to Landlord without thirty (30) days written notice by certified or registered mail to Landlord by the insurance company;

         (b) Tenant shall be solely responsible for payment of premiums; and

         (c) In the event of payment of any PROPERTY loss covered by such policy, payment shall be made to Tenant and Landlord as their interests may appear; and



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         (d) Shall contain an express waiver of any right of subrogation by the insurance company against the Landlord AND/OR name Landlord as additional insured, The original policy of all such insurance shall be delivered to Landlord by Tenant within ten (10) days of issuance of such policy by the insurance company. The minimum limits of any insurance coverage required herein shall not limit Tenant's liability under Section 7.01.

                                  ARTICLE VIII

                             CASUALTIES, DESTRUCTION

SECTION 8.01 RESTORATION, ABATEMENT

         If all or any part of the Space Leased or the building in which such Space Leased is situated is damaged or destroyed by fire or other casualty insured under the standard fire insurance policy Landlord shall repair the same with reasonable dispatch out of the insurance proceeds received by it from the insurer. If the Space Leased or any part thereof are damaged by fire or other casualties to such an extent as to be rendered untenable in whole or in part, then the rent shall be abated to an extent corresponding with the part untenable, and for a period corresponding with the period during which such untenantability exists. If, however, Tenant fails to adjust his own insurance claim within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of rental during the period of such resulting delay, or if the fire or damage to said premises be caused by carelessness or negligence or improper conduct of Tenant, then notwithstanding such damage or destruction, Tenant shall be liable for the rent during the unexpired period of the demised term, without an abatement.

SECTION 8.02 TERMINATION OF LEASE UPON DAMAGE OR CASUALTY

         (a) If the Landlord, in its sole discretion, shall decide within ninety
         (90) days after the occurrence of a MATERIAL fire or other casualty, even though the SPACE LEASED may not have been DAMAGED OR DESTROYED by such fire or other casualty, to demolish, rebuild or otherwise replace or alter the building containing the SPACE LEASED, then upon written notice given by Landlord to Tenant, this Lease shall terminate on a date specified in such notice, but not sooner than thirty (30) days from the date of such notice, as if that date had been originally fixed as the expiration date of the term herein leased.

         (b) In the event of damage to or destruction of or to the Space Leased, unless the SPACE LEASED IS CAPABLE OF BEING REPAIRED WITHIN NINETY (90) DAYS OR Landlord shall have repaired such damage within ninety (90) days, Tenant may, by written notice, terminate this Lease on the date specified in such notice, as if that date had been originally fixed as the expiration date of the term herein leased, provided such early termination date be event of damage or destruction contemplated herein.



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                                   ARTICLE IX

                                 EMINENT DOMAIN

SECTION 9.01 GENERAL

         If the whole or a part of the Space Leased shall be taken for any public or quasi-public us; under any statute, or by right of body vested with the power of eminent domain, then, when possession shall be taken thereunder of the Space Leased, or any part thereof, the following provisions, described in Sections 9.02 through 9.05 shall be operative.

SECTION 9.02 TAKING OF ALL OF PREMISES

         If all of the space Leased is taken the term herein leased and all rights of the Tenant hereunder shall immediately cease and terminate and the rent shall be adjusted as of the time of such termination so that Tenant shall have paid rent up to the time of taking only.

Section 9.03 TAKING OF SUBSTANTIAL PART OF PREMISES

         If the taking reduces the area of the Space Leased by at least fifty percent (50%) or materially affects the use being made by the Tenant of the Space Leased, Tenant shall have the right by written notice to Landlord effected not later than thirty (30) days after possession shall be taken, to elect to terminate this Lease. And if the taking reduces the area of the Space Leased by at least fifty percent (50%), Landlord shall have the right, by written notice to Tenant, effected not later than thirty (30) days after possession shall be taken, to elect to terminate this Lease.

         (a) If election to terminate be made by either the Tenant or Landlord, the provisions for the taking of the whole shall govern, or

         (b) If the election not be made, the Lease shall continue, the Landlord shall be entitled to the full condemnation proceeds and the rent shall be reduced in the same proportion that the floor area of the Space Lease taken bears to the original floor area leased and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the Space Leased are located so as to constitute the portion of the building not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building, or shall Landlord, in any event, be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees for the value of the diminished security.


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SECTION 9.04 TAKING OF INSUBSTANTIAL PART

         If the taking reduces the ground area of the Space Leased by less than fifty percent (50%), the provisions of Section 9.03(b) above (where election not made) shall govern.

SECTION 9.05 AWARD

         Tenant shall not be entitled to and expressly waives all claim to any condemnation award for taking, whether whole or partial, except Tenant shall have the right to claim from the condemnor, but not from Landlord, such compensation as may be recoverable by Tenant in its on right for damage to Tenant's fixtures and improvements installed by Tenant at its expense.

                                    ARTICLE X

                                  CONSTRUCTION

SECTION 10.01 CONSTRUCTION OF SPACE LEASED

         Landlord shall, at its own cost and expense, in accordance with the plans and specifications prepared by Landlord, incorporate in the Space Leased all items of work, if any, described in Exhibit "B" which is attached hereto and made a part hereof. If Landlord, upon request of the Tenant, installs or constructs any items or equipment for Tenant in the Space Leased not contained in Exhibit "B", such items or equipment shall be paid for by Tenant within thirty (30) days after receipt of a bill therefor, OR AT THE TENANT'S OPTION, AMORTIZED OVER THE TERM OF THE LEASE AT A RATE OF 9.875% INTEREST. EXCEPT AS OTHERWISE STATED IN THE NOTICE HEREINAFTER REFERRED TO, the opening by Tenant of its business pursuant to the notice received by Tenant, under Section 2.02, shall constitute an acknowledgment by Tenant that the Space Leased is in the condition called for by this Lease and Landlord has performed all Landlord's work with respect thereto.

SECTION 10.02 TENANT'S INSTALLATIONS

         Any work or equipment, other than those items specifically enumerated in Exhibit "B", shall be performed by Tenant, at its own cost and expense, and Tenant shall fully equip the Space Leased with all trade equipment, SPECIALTY lighting fixtures, furniture, operating equipment, furnishings, fixtures and any other equipment necessary for the proper operation of Tenant's business. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not do any construction work or install any equipment without first obtaining Landlord's plans and specifications for such work at the time approval is sought. Landlord reserves the right, before approving any such work, to require Tenant to furnish to Landlord a performance and payment bond issued by a surety company approved by Landlord.



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                                   ARTICLE XI

                              DEFAULT AND REMEDIES

SECTION 11.01 DEFAULT OF TENANT

         Each of the following, but not limited thereto, shall be deemed a default by Tenant and a breach of this Lease:

         (a) A default in the payment of the rent herein reserved, or any part thereof, for a period of ten (10) days.

         (b) A default in the performance of any other covenants or conditions on the part of Tenant to be performed, for a period of twenty (20) days after the service of notice thereof by Landlord, provided, however, that no default on the part of Tenant in the performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if before the end of such twenty (20) day period, Tenant has begun to rectify the same, and thereafter prosecutes the curing thereof to completion with diligence and continuity.

         (c) The filing of a petition, by or against Tenant, for adjudication as a bankrupt Under the Bankruptcy laws, now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter X of said Bankruptcy laws or the filing of any petition by or against Tenant under any future bankruptcy act for the same or similar relief.

         (d) The dissolution, or the commencement of any action or proceeding for the dissolution or for liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of the Tenant

         (e) The taking possession of the property of Tenant by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of the Tenant.

         (f) The making by Tenant of an assignment for the benefit of creditors.

         (g) The vacation or abandonment of the premises for a PERIOD OF AT LEAST FIFTEEN (15) DAYS BY TENANT.

SECTION 11.02 REMEDIES OF LANDLORD

         In the event of any default of Tenant, as above provided, the Landlord shall have the following rights or remedies, in addition to any tights or remedies that may be given to Landlord by statute, law or otherwise:


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         (a) Reenter the premises, and take possession thereof.

         (b) Relet the Space Leased in whole or in part for a period equal to, or greater or less than the remainder of the original term of this Lease, for any sum which may be deemed reasonable

         (c) Declare the leased term ended.

         (d) Distrain for rent due.

         (e) Recover from Tenant such damages attributable to its default from the date of such breach to the date of the expiration of the original term hereof.

         Reentry or reletting of part or all of the premises as herein provided is not to be deemed a termination of this Lease unless declared to be so by Landlord. However, if this Lease be deemed terminated, the Tenant's liability shall survive, and Tenant shall be liable for damages for the remainder of the term existing at the said termination date.

                                   ARTICLE XII

                               GENERAL PROVISIONS

SECTION 12.01 WAIVER OF BREACH

         No failure by either Landlord or Tenant to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedies consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, agreement and term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

SECTION 12.02 SUBORDINATION AND NONDISTURBANCE

         (a) Tenant accepts this Lease subject and subordinate to all the underlying leases or groundleases, leasehold mortgages, deeds of trust, or other mortgages now or hereafter a lien upon or affecting the land and building of which the Space Leased is a part. The Tenant shall, at any time hereafter, on demand, execute any instruments, releases or other documents that may be required (i) by any beneficiary, mortgagee or mortgagor, for the purpose of subjecting and subordinating this Lease to the lien of any such deed of trust, mortgage or mortgages, or underlying lease, Lessor, groundlessor or groundlessee; or (ii) alternatively, if any such beneficiary, mortgagee or mortgagor elects to have this Lease made a prior lien to its mortgage or deed of trust. The failure of Tenant to execute any such instruments, release or documents, shall constitute a default hereunder.


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         (b) LANDLORD SHALL 1) MAKE ITS BEST EFFORTS TO HAVE EACH EXISTING
SUPERIOR LESSOR AND EACH EXISTING SUPERIOR MORTGAGEE AND 2) HAVE ALL SUBSEQUENT SUPERIOR LESSORS AND SUPERIOR MORTGAGEES EXECUTE AND DELIVER TO TENANT A NONDISTURBANCE AGREEMENT IN A RECORDABLE FORM SATISFACTORY TO BOTH LANDLORD AND TENANT. TENANT AGREES TO ATTORN TO AND RECOGNIZE THE GROUNDLESSOR, MORTGAGEE OR PURCHASER AT FORECLOSURE SALE (SUCCESSOR LANDLORD) AS TENANT'S LANDLORD FOR THE REMAINING TERM.

SECTION 12.03 ENTIRE AGREEMENT - CHANGES, WAIVERS

         This agreement supersedes all or any other prior agreements and understandings between the parties and may not be changed or terminated orally; and no change termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought.

SECTION 12.04 CONSTRUCTION OF LEASE

         Words of any gender used in this Lease shall be held to include any other gender; and words of this singular number shall be held to include the plural, when the sense requires.

SECTION 12.05 NOTICES

Any notice or demand which, under the terms of this Lease or any statute may or must be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, addressed to the other party as follows:

         Landlord:          Carr-Gottstein Properties
                            6401 "A" Street
                             Anchorage, Alaska 99518

         Tenant:            Forcenergy Inc
                            ATTN: PRESIDENT
                            Forcenergy Center
                          2730 SW 3rd Avenue, Suite 800
                            Miami, Florida 33129-2237

         Either party may, however, designate in writing such new or other address to which such notice or demand shall thereafter be given, made or mailed. Any notice given hereunder by mail shall be deemed delivered when deposited in the United States general or branch post office, enclosed in a registered or certified prepaid wrapper addressed as hereinbefore provided.


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

12.06 ESTOPPEL CERTIFICATES

         Tenant shall, at any time and from time to time, upon not less than fifteen (15) days prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is modified (or in full force and effect as modified and stating the modifications) and the dates to which the rent(s) and any other charges have been paid in advance, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or encumbrancer (including assignees) of the premises.

SECTION 12.07 EXCUSE FOR NONPERFORMANCE

         Either party hereto shall be excused from performing any or all of its obligations hereunder with respect to any repair and construction work required under the terms of this Lease, for such times the performance of any such obligation is prevented or delayed by an act of God, floods, explosion, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action by labor unions, or laws or order of governmental agencies, or any other cause whether similar or dissimilar to the foregoing which is not within the reasonable control of such party.

SECTION 12.08 BROKER

         Tenant represents it has not had any dealings with any realtor, broker, agent or finder, in connection with the negotiation of this Lease, excepting only Jackson Brayton and Carr-Gottstein Properties.

SECTION 12.09 TIME OF ESSENCE

         Time is of the essence of each and every provision hereof.

SECTION 12.10 BINDING EFFECT

         This Lease, subject to the provisions of Section 6.02, shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successor and assigns.

SECTION 12.11 EFFECTIVE DATE

         This Space Lease shall be effective the instant the dated signatures of both Landlord and Tenant are affixed hereto.



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SECTION 12.12 SUITE SIGNAGE

         Tenant shall not install, display or thereafter maintain any sign or other display which is visible from outside the Leased Space unless said sign or display (1) conforms to the sign regulations established by Landlord which are attached as an Exhibit "C" to this Lease, and (2) said sign or display has been expressly approved by Landlord in advance to its installation.

SECTION 12.13 EXTERIOR SIGNAGE

         Landlord shall, at its sole cost and expense, provide Tenant signage on a Landlord designed multi-tenant lighted monument sign in the courtyard area at the front entrance of the building. Design of Tenant's sign shall be mutually agreed upon by both parties.

SECTION 12.14 RIGHT TO ADJACENT SPACE

         (a) Tenant shall have the right to lease adjacent space of suites 703 and 708. The lease term for the current tenant of Suite 708 expires on May 31, 1998. Tenant shall advise Landlord of its intent to exercise this option to lease Suite 708 no later than December 1, 1997. Landlord has the right to relocate the Tenant of Suite 703 to comparable space in the building. AT ANY TIME DURING THE LEASE TERM, Tenant shall give Landlord no less than one hundred eighty (180) days written notice of its intent to take the space in Suite 703. Landlord shall not be obligated to provide this space in the event no other comparable space exists in the building, The monthly rent for expansion space shall be the same as the lease rate and terms applicable to the Premises. Should Tenant occupy the full floor, the monthly rent will be at the lease rate and terms applicable to the Premises times 12,315 square feet. In addition, Landlord shall provide a Tenant Improvement Allowance for expansion at a prorated amount based on Thirty-three Cents ($0.33) per square foot of expansion space per month for each month remaining of the initial lease term. This Tenant Improvement Allowance includes any costs incurred by Landlord for relocating the existing tenant from suite 703, WHICH COSTS SHALL NOT EXCEED THE ESTIMATE PROVIDED TENANT UNDER SECTION 12.14(b). The amount of actual costs incurred by Landlord shall be supplied to Tenant within sixty (60) days after the build-out occurs. Tenant shall pay all costs in full which exceed this Tenant Improvement Allowance within thirty (30) days from date of invoice.

         (b) LANDLORD WILL PROVIDE THE ESTIMATED COST TO TENANT FOR RELOCATING THE TENANT FROM SUITE 703 WITHIN THIRTY (30) DAYS FROM THE DATE TENANT HAS GIVEN NOTICE OF ITS INTENT TO TAKE THE SPACE AS HEREINABOVE PROVIDED. TENANT SHALL HAVE TEN (10) DAYS FROM RECEIPT OF THESE ESTIMATED COSTS TO ACCEPT OR DECLINE SUITE 703 FOR ITS EXPANSION. IF THE ESTIMATED COSTS TO RELOCATE THE TENANT FROM SUITE 703 DO NOT EXCEED THIRTY THOUSAND DOLLARS AND NO/100 ($30,000.00) AND TENANT DECLINES EXPANSION INTO SUITE 703, TENANT'S RIGHT TO TERMINATE THIS LEASE AS SET FORTH IN SECTION 12.15(a) SHALL NOT APPLY.

SECTION 12.15 TERMINATION OPTION

         Tenant has the right to terminate the Lease after the first two (2) years of the initial term. Tenant shall give to Landlord, is writing, at least One Hundred Twenty (120) days prior to the


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

date of termination, notice of its intent to exercise this option. This right to terminate shall be set forth as follows:

                  (a) If Landlord is unable to provide for Tenant's actual expansion requirements within the Building ON CONTIGUOUS FLOORS to the Space Leased AT THE LEASE RATE AND TERMS APPLICABLE TO THE PREMISES INCLUDING A TENANT IMPROVEMENT ALLOWANCE FOR EXPANSION AT A PRORATED AMOUNT BASED ON THIRTY-THREE CENTS ($0.33) PER SQUARE FOOT OF EXPANSION SPACE PER MONTH FOR EACH MONTH REMAINING OF THE LEASE TERM, Tenant may terminate the Lease by first paying the unamortized balance of actual Tenant Improvement costs, relocation expenses (EXCLUDING THE INITIAL SPACED LEASE EXCEPT SUITE 705), IF ANY, PAID BY LANDLORD AND NOT REIMBURSED BY TENANT to make SPACE LEASED available to Tenant and real estate commissions paid by Landlord for the initial Space Leased and any expansion space. The amount of the actual TENANT IMPROVEMENT costs, RELOCATION EXPENSES (EXCLUDING THE INITIAL SPACE LEASED EXCEPT SUITE
         705), IF ANY, PAID BY LANDLORD TO MAKE SPACE LEASED AVAILABLE TO TENANT AND REAL ESTATE COMMISSIONS incurred by Landlord shall be supplied to Tenant within sixty (60) days after the build-out occurs. Landlord may reinstate the Lease within the first thirty (30) days of the One Hundred Twenty (120) day notice period by committing to make space available for expansion by Tenant within Sixty (60) days after the end of the termination date included in Tenant's notice.

                  (b) Should Tenant terminate for any reason other than Landlord being unable to provide expansion space, then Tenant shall pay to Landlord, in addition to the costs as set forth hereinabove, as liquidated damages, in an amount equal to two (2) times the current base monthly rent at the time the notice for termination is given. This does not include expense adjustment rent UNDER SECTION 3.02.

         IN WITNESS WHEREOF, the parties have executed this Space Lease the day and year set opposite their respective signatures.

         LANDLORD:                        CARR GOTTSTEIN PROPERTIES, an Alaska
                                          general partnership

Date: 3/05/97                             By: /s/ Robert A. Mintz
                                              ----------------------------------
                                              Robert A. Mintz
                                              Its Authorized Agent


         TENANT:                          FORCENERGY INC, a Delaware corporation

Date: 2-24-97                             By: /s/ Stig Wennerstrom
                                              ----------------------------------
                                              Stig Wennerstrom
                                              Its President



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